Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 15, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of The Zweig Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Independent Accountants” and “Financial Statements” in such Registration Statement.

Boston, Massachusetts
June 28, 2007